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                                                                     EXHIBIT 23


                    CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-63436) of our report dated January 25, 1994, appearing on page 13 of Compaq Computer Corporation's Annual Report on Form 10-K for the year ended December 31, 1993. We also consent to the references to us under the headings "Experts" and "Selected Consolidated Financial Data" in the Prospectus Supplement dated March 10, 1994. However, it should be noted that Price Waterhouse has not prepared or certified such "Selected Consolidated Financial Data."


PRICE WATERHOUSE

Houston, Texas
March 16, 1994